Exhibit 4.37

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT				1. CONTRACT ID CODE		PAGE OF PAGES
						1	4
2. AMENDMENT/MODIFICATION NO 2		3. EFFECTIVE DATE See Block 16C.	4. REQUISITION/PURC VR098		PROJECT NO. (if applicable) N/A
6. ISSUED BY CODE National Institutes of Health Contract Management Program, NIAID 6700-B Rockledge Drive Room 3214, MSC 7612 Bethesda, MD 20892-7612		2668-30017	7. ADMINISTERED BY (If other than Item 6) CODE DMID (VR)

8. NAME AND ADDERSS OF CONTRACTOR (No., street, country, State and ZIP Code) Acambis, Inc. 38 Sidney Street Cambridge, Massachusetts 02139				(x)	9A. AMENDMENT OF SOLICITATION NO.
9B. DATED (SEE ITEM 11)
				X	10A. MODIFICATION OF CONTRACT/ORDER NO. NO1-AI-30017
CODE	FACILITY CODE				10B. DATED (SEE ITEM 13) February 13, 2003
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

~ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ~ is extended, ~ is not extended.

Offers must not acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ________________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment, you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) EIN# 1-043085209-A1 SOC# 25.55 CAN# 4-8460924 AMT:$*****
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14
(Y)	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.        THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

Y	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 1.602-1
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor [ ] is not, [X] is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)

PURPOSE: To modify Section B. of the contract to increase the total contract amount; to allot additional funds; to update the current terms and conditions of the contract; to designate a co-Project Officer in ARTICLE G.1.; and to modify the names and addresses associated with he NIAID contracts organization.

AMOUNT ALLOTTED:	TOTAL FUNDS ALLOTED			TOTAL ESTIMATED COST
	Cost	Fixed Fee	Total CPFF	Cost	Fixed Fee	Total CPFF
Prior to this modification	$*****	$*****	$*****	$*****	$*****	$*****
This Modification #2	*****	*****	*****	*****	*****	*****
Total	$*****	$*****	$*****	$*****	$*****	$*****
TOTAL CONTRACT AMOUNT: $***** (Changed)
FUNDED THROUGH: February 13, 2006 (unchanged)
CONTRACT EXPIRATION DATE: February 13, 2006 (unchanged)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print) Roger J. McAvoy, Vice President Contracts and Legal Affairs		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Brenda O. Brooks, Contracting Officer Contract Management Program, NIAID, NIH
15B. CONTRACTOR/OFFEROR /s/ Roger J. McAvoy (Signature of person authorized to sign)	15C. DATE SIGNED 20 Sept 2004	16B. UNITED STATES OF AMERICA BY /s/ Brenda O. Brooks (Signature of Contracting Officer)	16C. DATE SIGNED 9/22/04
NSN 7540-01-152-8070	OMB No. 0990-0115	STANDARD FORM 30 (REV. 10-83) FAR (48 CFR) 53.243

SPECIAL PROVISIONS	Contract No: N01-AI-30017 Modification No: 2	Page 2 of 4 Pages

The following names and address associated with the NIAID contracts organization are modified where they appear in the contract:

DELETE	REPLACE WITH
Contract Management Branch CMB Room 2300	Contract Management Program CMP Room 3214
Vaccine Research Contract Group VRCG	Vaccine Research Contract Branch VRCB

ARTICLE B.2. ESTIMATED COST AND FIXED FEE, is superceded by the following:

a.	The total estimated cost of performing the work under Part A of this contract is ***** by $*****, from $***** to $*****.
b.

The fixed fee for Part A of this contract is $*****. The fixed fee shall be paid in installments based on the negotiated milestones set forth in Article B.4.k. and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in part II, ARTICLE I.1. of this contract.

c.	The Government’s obligation, represented by the sum of the estimated cost plus the fixed fee for Part

A is $*****.

d.

If the Government exercise its option pursuant to ARTICLE H.12. of this contract, the Government’s total obligation represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

Estimated Cost ($)	Fixed Fee ($)	Estimated Cost Plus Fixed Fee ($)
$*****	$*****	$*****

e.

Total funds currently available for payment and allotted to this contract are $*****, of which $***** represents the estimated costs, and of which $***** represents the fixed fee. For further provisions on funding, see the LIMITATION OF COSTS clause referenced in Part II, ARTICLE I.2. Authorized Substitutions of Clauses.

f.	It is estimated that the amount currently allotted will cover performance of the contract through February 13, 2006.
g.	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

SPECIAL PROVISIONS	Contract No: N01-AI-30017 Modification No: 2	Page 3 of 4 Pages

ARTICLE G.1. PROJECT OFFICER is amended to designate a Co-Project Officer. The below text is added beneath the Project Officer’s name and address, and the second paragraph is revised to show that the responsibilities listed apply to both the Project Officer and Co-Project Officer.

“The following Co-Project Officer will represent the Government for the purpose of this contract:

Nancy Joie Watkins

*****

*****

*****

*****

*****

*****

*****

*****

*****

The Project Officer and Co-Project Officer are responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.”

ARTICLE H.7. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH - paragraph b. is hereby modified to add the following:

b.	Public Law and Section No.	Fiscal Year Period Covered
	P.L. 108-199, Title V - General Provisions, Section 510 2004	10/01/2003 - 09/30/2004

ARTICLE H.8. NEEDLE EXCHANGE - paragraph b. is hereby modified to add the following:

b.	Public Law and Section No.	Fiscal Year Period Covered
	P.L. 108-199, Title V - General Provisions, Section 505 2004	10/01/2003 - 09/30/2004

ARTICLE H.13. SALARY RATE LIMITATION LEGISLATION PROVISIONS, paragraphs b. and c. are hereby modified to add the following:

b.	Dollar Amount of Public Law and Section No.	Fiscal Year Salary Limitation
	P.L. 108-199, Title II - General Provisions, Section 2042004	Executive Level I
c.	Direct salaries which will be paid with FY-04 funds are limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

SPECIAL PROVISIONS	Contract No: N01-AI-30017 Modification No: 2	Page 4 of 4 Pages

*For contract expenditures using FY-04 funds, the Executive Level I rate for the period 10/1/03 - 12/31/03 is $171,900. Executive Level I rate for the period 1/1/04 - 3/2/04 is $174,500. Effective 3/3/04, for contract expenditures using FY-04 funds, the Executive Level I rate was increased to $175,700 and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates. See the web site listed below for Executive Schedule rates of pay.

LINK to EXECUTIVE LEVEL SALARIES: http://www.opm.gov/oca/PAYRATES/index.htm

(Click on “Executive Schedule” for the current Fiscal Year’s salary rate or scroll down to the “General Schedule Salary Tables from Previous Years” to locate the Executive Level salary rates from previous years.)

NOTE:	All prior Public Laws and related Executive Levels incorporated in the Basic Award and all previous Modifications shall remain in effect for the applicable fiscal year and related funds.

ARTICLE H.15. PRESS RELEASES, paragraph b., is hereby modified to add the following:

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-199, Title V - General Provisions, Section 507	2004	10/01/2003 - 09/30/2004

ARTICLE H.22. ANTI-LOBBYING, is hereby added to the contract as follows:

ARTICLE H.22. ANTI-LOBBYING

a.

Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall not be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b.

Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.	Public Law and Section No.	Fiscal Year	Period Covered

	for a. above: P.L. 108-199, Title V - General Provisions, Section 503a	2004	10/01/2003 - 09/30/2004

	for b. above: P.L. 108-199, Title V - General Provisions, Section 503b	2004	10/01/2003 - 09/30/2004